Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Inter-con/PC, Inc. (the “Company”) on Form 10-QSB/A for the period ended June 30, 2001 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, , Chief Executive and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

s/ Cecilio Fisher
Name: Cecilio Fisher
Title: President, Chief Executive
and Chief Accounting Officer

September 19, 2008